EXHIBIT A

JOINT FILING AGREEMENT

Manulife Financial Corporation, Manulife Investment Management Limited and Manulife Investment Management (US) LLC agree that the Schedule 13G (Amendment No.4) to which this Agreement is attached, relating to the Class A Common Stock of Mobileye Global Inc. is filed on behalf of each of them.

Manulife Financial Corporation
February 12, 2026
Date
/s/ Graham Miller
Signature
Graham Miller / Agent*
Name / Title
Manulife Investment Management Limited
February 04, 2026
Date
/s/ Christopher Walker
Signature
Christopher Walker / Chief Compliance Officer
Name / Title

Manulife Investment Management (US) LLC
February 10, 2026
Date
/s/ Paul M. Donahue
Signature
Paul Donahue / Chief Compliance Officer
Name / Title

*Signed pursuant to a Power of Attorney dated January 17, 2018 included as Exhibit A to Schedule 13F- NT filed with the Securities and Exchange Commission by Manulife Financial Corporation on January 29, 2018.